UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2009

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

EXPLANATORY NOTE

On December 24, 2009, Deer Consumer Products, Inc. filed a Current Report on Form 8-K disclosing the grant of options to Messrs. Arnold Staloff and Walter Zhao. This amendment to that filing discloses the exercise price of the options and to clarify that the Stock Option Agreements were not material contracts.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 22, 2009 (Shenzhen Time), Deer Consumer Products, Inc. (the “Company”) granted options to purchase an aggregate of 80,000 shares of common stock of the Company, par value $.001 per share (the “Common Stock”), to Mr. Walter Zhao, President of the Company, under the 2009 Equity Incentive Plan (the “Plan”), with options to purchase 40,000 shares vesting immediately on the grant date and options to purchase the remaining 40,000 shares vesting on December 31, 2010.  The grant of the options became effective upon the execution of a Stock Option Agreement between Mr. Zhao and the Company on December 22, 2009 (Shenzhen Time) and may be exercised at the price of $10.96 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on December 21, 2009 (New York Time).  The form of the Stock Option Agreement is attached as Exhibit 10.5.

On December 22, 2009 (Shenzhen Time), the Company granted options to purchase an aggregate of 50,000 shares of Common Stock to Mr. Arnold Staloff, director of the Company, under the Plan, with options to purchase 16,666 shares vesting immediately and the remainder to vest in increments of 16,667 shares on each subsequent annual anniversary of the grant date.  The grant of the options became effective upon the execution of a Stock Option Agreement between Mr. Staloff and the Company on December 22, 2009 (Shenzhen Time) and may be exercised at the price of $10.96 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on December 21, 2009 (New York Time).  This grant of options supersedes any prior grant of options to Mr. Staloff.  The Company and Mr. Staloff further agreed that he will be compensated with a salary of $50,000 per year for a period of one year.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
Exhibit 10.5	Form of Stock Option Agreement (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2009

DEER CONSUMER PRODUCTS, INC.

By: /s/ Ying He
Name: Ying He
Title: Chief Executive Officer